UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2011

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-173514; 333-165975; 333-150885; 333-158745	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 17, 2011, NCO Group, Inc. hosted an investor conference call to discuss items in the May 16, 2011, press release in more detail and to allow the investment community an opportunity to ask questions. A copy of the transcript from the conference call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information concerning earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA is presented in the attached transcript. A reconciliation of EBITDA and Adjusted EBITDA to the Company’s net income (loss) attributable to NCO Group, Inc. in conformity with accounting principles generally accepted in the United States and certain other information is contained in the Company’s press release attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 16, 2011.

The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

Item 7.01  Regulation FD Disclosure

The information contained under Item 2.02 is incorporated herein by reference.

On May 19, 2011, NCO Group, Inc. issued a press release announcing that it has acquired Protocol Global Solutions, Inc. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Transcript of NCO Group, Inc. conference call on May 17, 2011.

99.2	Press Release dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: May 19, 2011	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Transcript of NCO Group, Inc. conference call on May 17, 2011.

99.2	Press Release dated May 19, 2011.